UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2008 (June 25, 2008)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

(c)           Effective June 25, 2008, Newton W. Wilson III was elected as Executive Vice President and Chief Operating Officer of Key Energy Services, Inc. (the “Company”).  Mr. Wilson, age 57, joined the Company as Senior Vice President, General Counsel and Secretary effective January 24, 2005. Previously, Mr. Wilson served as Senior Vice President, General Counsel and Secretary of Forest Oil Corporation, which he joined in November 2000. Prior to joining Forest, Mr. Wilson was a consultant to the oil industry as well as an executive for two oil and gas companies, Union Texas Petroleum and Transco Energy Company. Mr. Wilson received a BBA from Southern Methodist University and a JD from the University of Texas. Mr. Wilson does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.

In addition, in connection with Mr. Wilson’s appointment as Executive Vice President and Chief Operating Officer, his annual compensation was increased to $450,000 per year.

A copy of the press release announcing Mr. Wilson’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

99.1         Press release dated June 26, 2008 announcing the appointment of Newton W. Wilson III as Executive Vice President and Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: July 1, 2008	By:	/s/ William M. Austin
William M. Austin
Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 26, 2008 announcing the appointment of Newton W. Wilson III as Executive Vice President and Chief Operating Officer.